UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

GOLD ENTERTAINMENT GROUP, INC.

(Exact Name of the Registrant as Specified in its Charter)

Florida	98-0206212
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

429 W PLUMB LANE RENO, NV 895095

 (Address of Principal Executive Offices and Zip Code)

561-927-0605

(Registrant's Telephone Number, Including Area Code)

Securities to be registered under Section 12(b) of the Act: None

Securities to be registered under Section 12(g) of the Act:

Common Stock, Par Value $0.0001

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.
See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐		Accelerated filer	☐
Non-accelerated filer	☐	(do not check is a smaller reporting company)	Smaller reporting company	☒

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Form 10 contains forward-looking statements that may be affected by matters outside our control that could cause materially different results.

Some of the information in this Form 10-12g contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933. These statements express, or are based on, our expectations about future events. Forward-looking statements give our current expectations or forecasts of future events. Forward-looking statements generally can be identified by the use of forward-looking terminology, such as, "may", "will", "expect", "intend", "project", "estimate", "anticipate", "believe" or "continue" or the negative thereof or similar terminology. They include statements regarding our:

  financial position,

  business strategy,

  budgets,

  amount, nature and timing of capital expenditures,

  cash flow and anticipated liquidity,

  future marketing costs,

  acquisition and development of other technologies,

  future demand for our products and services,

  operating costs and other expenses.

  Although we believe the expectations and forecasts reflected in these and other forward-looking statements are reasonable, we can give no assurance they will prove to have been correct. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Factors that could cause actual results to differ materially from expected results are described under "Risk Factors" and include:

  general economic conditions,

  our cost of sales,

  our ability to generate sufficient cash flows to operate,

  availability of capital,

  the strength and financial resources of our competitors,

  our ability to find and retain skilled personnel, and

  the lack of liquidity of our common stock.

  Any of the factors listed above and other factors contained in this Form 10 could cause our actual results to differ materially from the results implied by these or any other forward-looking statements made by us or on our behalf. We cannot assure you that our future results will meet our expectations. When you consider these forward-looking statements, you should keep in mind these risk factors and the other cautionary statements in this Form 10. Our forward-looking statements speak only as of the date made.

  ITEM 1 : DESCRIPTION OF BUSINESS

  Our Company

  Our business Since January 31, 2008, the Company has had minimal operations and no revenue and is currently seeking an acquisition or merger to bring an operating entity into the Company. The Company does not propose to restrict its search for a business opportunity to any particular industry or geographical area and may, therefore, engage in essentially any business in any industry. The Company has unrestricted discretion in seeking and participating in a business opportunity, subject to the availability of such opportunities, economic conditions, and other factors.

  The selection of a business opportunity in which to participate is complex and risky. Additionally, as the Company has only limited resources and may find it difficult to locate good opportunities. There can be no assurance that the Company will be able to identify and acquire any business opportunity which will ultimately prove to be beneficial to the Company and its shareholders. The Company will select any potential business opportunity based on management's business judgment.

  The activities of the Company are subject to several significant risks, which arise primarily as a result of the fact that we have no specific business, and may acquire or participate in a business opportunity based on the decision of management, which potentially could act without the consent, vote, or approval of the Company's shareholders. The risks faced by the Company are further increased as a result of its lack of resources and our inability to provide a prospective business opportunity with significant capital. Please find below information regarding the Company's various endeavors prior to January 31, 2008 and its status as an "emerging growth company".

  Our History

  Gold Entertainment Group, Inc. was originally incorporated in the State of Nevada on February 3, 1999 as a C corporation under the name ADVANCED MEDICAL TECHNOLOGIES INC. / CANADA. The fiscal year end is January 31st.

  On April 5, 2002, the Stock Exchange and Merger Agreement entered into between Gold Entertainment Group, Inc. and Advanced Medical Technologies, Inc. was filed with the Nevada Secretary of State. Advanced Medical Technologies, Inc., amended its name to Gold Entertainment Group, Inc. On August 28, 2007 the state of incorporation was changed from Nevada to Florida.

  Commencing January 31, 2004, Gold Entertainment Group, Inc. was a developer and marketer of a national multi-level, fixed- price DVD rental program, and sought to become a leading home entertainment sales and rental company.  Gold Entertainment Group, Inc. marketed its products and programs exclusively through an independent network of distributors whereby its distributors promoted the company's DVD rental service with products shipped directly to consumers.  The Company maintains the web site: www.GoldEntertainment.com

  At the time, the Company had operations through its main office in Florida, and a Canadian subsidiary in Toronto, Ontario.

  The company is not currently active.  During its operations, it had 11 full time employees.

  The company had as a wholly owned subsidiary, Quality Of Life Marketing Inc, a Canadian corporation, operated from rental facilities in Toronto, Ontario, Canada.  It was intended to use this as a basis for its international operations at a later date.  Quality of Life Marketing Inc has no direct employees, and its registration has lapsed.  The historical information for the subsidiary is included in the consolidated financial statements attached to this filing.   The subsidiary was administratively dissolved on September 25, 2009 with the State of Florida.  It is no longer in operation.

  We do not currently file reports with the Securities and Exchange Commission.  Upon the effectiveness of the registration statement of which this prospectus forms a part, we will be subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended, and we intend to file periodic reports, proxy statements and other information with the Securities and Exchange Commission.

  Revenue

  We have no revenues for the years ended January 31, 2015 and 2016 and for the nine months ended October 31, 2016 or through the date of this filing.

  Our Strategy

  Our strategy is to seek an appropriate merger or acquisition candidate.

  Employees

  As of October 31, 2016, we have no full-time employees.  Management is concurrently engaged in other endeavors and devotes as much time as it deems necessary to handle the affairs of the Company with other services provided on a contract basis.

  Our Approach to the Business

  We believe there are opportunities to acquire companies that have existing revenue or are now operating under marginal circumstances and can be redeveloped for profitable operation as part of the Company. When we identify such a prospect we determine whether there is reason to believe the prospect has revenue potential or existing operations, determine a value for the prospect, and, if warranted under all the circumstances, pursue acquisition of the prospect.

  ITEM 1: DESCRIPTION OF BUSINESS - continued

  Historically, Gold Entertainment has focused its acquisition and development of technology companies with either consumer or small business customers, and Gold Entertainment intends to continue with that focus. Nevertheless, should Gold Entertainment receive unsolicited proposals on the acquisition of businesses in other industries that are attractive, we will investigate and, if warranted, make an effort to acquire an interest in such properties at an acceptable price.

  Our Chief Executive Officer, Hamon Francis Fytton, leads our evaluation process, consulting with professionals engaged by the Company. Our Chief Financial Officer, Fred Schiemann, manages the financial analysis of prospective acquisitions with our Chief Executive Officer. We expect to hire independent contractors to perform specialized functions on an as needed basis.

  The Company has competitors and potential competitors include many companies of varying sizes, all of which are engaged in the acquisition and development of suitable business prospects. Most of our competitors have greater financial, personnel and other resources than we have. Consequently, they have greater leverage to use in acquiring prospects, hiring personnel and marketing their products. Accordingly, a high degree of competition in these areas is expected to continue.

  Gold Entertainment presently has no full-time executive, operational, and clerical employees.

  ITEM 1A: RISK FACTORS

  You should carefully consider the risk factors set forth below as well as the other information contained in this filing before investing in our common stock. Any of the following risks could materially and adversely affect our business, financial condition or results of operations. In such a case, you may lose all or part of your investment. The risks described below are not the only risks facing us. Additional risks and uncertainties not currently known to us or those we currently view to be immaterial may also materially adversely affect our business, financial condition or results of operations.

  Risks related to our business

  Because our auditors have issued a going concern opinion and we may not be able to achieve our objectives, we may have to suspend business operations should capital or other resources, such as management or other personnel cease to be available.

  Our auditors' report in our January 31, 2016, financial statements, expressed an opinion that the Company's capital resources as of January 31, 2016, are not sufficient to sustain operations. These conditions raise substantial doubt about our ability to continue as a going concern. There is the distinct possibility that we will no longer be a going concern and will cease operations.

  We depend heavily on our senior management and we may be unable to replace key executives if they leave

  The loss of the services of one or more members of our senior management team or our inability to attract, retain and maintain additional senior management personnel could harm our business, financial condition, results of operations and future prospects.  Our operations and prospects depend in large part on the performance of our senior management team, particularly Hamon Fytton Chief Executive Officer. In addition, we may not be able to find qualified replacements for him if his services are no longer available. We do not have key man insurance on Mr. Fytton.

  Mr. Fytton will continue to have substantial control over us and could delay or prevent a change in corporate control.

  As of October 31, 2016, Mr. Fytton owns all of our Preferred Stock, see Item 4, which has votes equal to 5,000 times the number of common shares outstanding. As a result, Mr. Fytton will have the ability to determine the outcome of matters submitted to our stockholders for approval, including the election of directors and any merger, consolidation or sale of all or substantially all of our assets. In addition, Mr. Fytton will have the ability to control the management and affairs of our company. Accordingly, this concentration of ownership may harm the market price of our common stock by:

    delaying, deferring or preventing a change in control of our company;

    impeding a merger, consolidation, takeover or other business combination involving our company; or

    discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of our company.

  We will require additional capital to fund our future activities. If we fail to obtain additional capital, we may not be able to implement fully our business plan, which could lead to a decline in reserves.

  We are dependent on our ability to obtain financing to supplement our cash flow from operations. Historically, we have financed our business plan and operations primarily with issuances of common stock. We also require capital to fund our capital budget.

  ITEM 1A: RISK FACTORS - continued

  Risks related to our business - continued

  If we are successful in acquiring businesses we may require significant capital in order to expand their operations. We will be required to meet our needs from our internally generated cash flows, debt financings and equity financings.

  If our revenues decrease as a result of a lower stock price, operating difficulties, declines in demand for the Company's products or for any other reason, we may have limited ability to obtain the capital necessary to sustain our operations at current levels. We may, from time to time, need to seek additional financing. Even if additional capital is needed, we may not be able to obtain debt or equity financing on terms favorable to us, or at all. If cash generated by operations and available under our revolving credit facility is not sufficient to meet our capital requirements, the failure to obtain additional financing could result in a curtailment of our operations relating to exploration and development of our projects, which in turn could lead to a possible loss of businesses and a decline in any revenue.

  Competition for suitable acquisitions is intense, and many of our competitors have resources that are greater than ours.

  We operate in a highly competitive environment for acquiring suitable a company and trained personnel for its operation. Many of our competitors possess and employ financial, technical and personnel resources substantially greater than ours.

  Those companies may be able to develop and acquire more business prospects and productive properties than our financial or personnel resources permit. Our ability to acquire additional businesses in the future will depend on our ability to evaluate and select suitable companies and consummate transactions in a highly competitive environment. Also, there is substantial competition for capital available for early stage investment. We may not be able to compete successfully in the future in acquiring a suitable business, marketing its products, attracting and retaining quality personnel and raising additional capital.

  We depend on our management team and other key personnel. Accordingly, the loss of any of these individuals could adversely affect our business, financial condition and the results of operations and future growth.

  Our success largely depends on the skills, experience and efforts of our management team and other key personnel. The loss of the services of one or more members of our senior management team or of our other employees with critical skills needed to operate our business could have a negative effect on our business, financial condition, results of operations and future growth. We have entered into employment agreements with Hamon Francis Fytton, our President and Chief Executive officer. See "Executive Compensation Item 6 Employment agreements and other arrangements." If any of these officers or other key personnel resign or become unable to continue in their present roles and are not adequately replaced, our business operations could be materially adversely affected.

  Our ability to manage our growth, if any, will require us to continue to train, motivate and manage our employees and to attract, motivate and retain additional qualified personnel. Competition for these types of personnel is intense, and we may not be successful in attracting, assimilating and retaining the personnel required to grow and operate our business profitably.

  Technological changes could put us at a competitive disadvantage.

  The technology industry, where most of our past efforts have been, is characterized by rapid and significant technological advancements and introductions of new products and services using new technologies. As new technologies develop, we may be placed at a competitive disadvantage, and competitive pressures may force us to implement those new technologies at a substantial cost. If other companies implement new technologies before we do, those companies may be able to provide enhanced capabilities and superior products compared with what we are able to provide. We may not be able to respond to these competitive pressures and implement new technologies on a timely basis or at an acceptable cost. If we are unable to utilize the most advanced commercially available technologies, our business could be materially and adversely affected.

  Attempts to grow our business could have an adverse effect on our ability to manage our growth effectively.

  Because of our small size, we desire to grow rapidly in order to achieve certain economies of scale. Although there is no assurance that this rapid growth will occur, to the extent that it does occur, it will place a significant strain on our financial, technical, operational and administrative resources. As we increase our services and enlarge the number of projects we are evaluating or in which we are participating, there will be additional demands on our financial, technical and administrative resources. The failure to continue to upgrade our technical, administrative, operating and financial control systems or the occurrence of unexpected expansion difficulties, including the recruitment and retention of geoscientists and engineers, could have a material adverse effect on our business, financial condition and results of operations.

  Our growth strategy could fail or present unanticipated problems for our business in the future, which could adversely affect our ability to make acquisitions or realize anticipated benefits of those acquisitions.

  Our growth strategy may include acquiring a suitable business acquisition. We may not be able to identify suitable acquisition opportunities or finance and complete any particular acquisition successfully.

  Furthermore, acquisitions involve a number of risks and challenges, including:

    diversion of management's attention;

    the need to integrate acquired operations;

    potential loss of key employees of the acquired companies;

    potential lack of operating experience in a geographic market of the acquired business; and

    an increase in our expenses and working capital requirements.

  Any of these factors could adversely affect our ability to achieve anticipated levels of cash flows from the acquired businesses or realize other anticipated benefits of those acquisitions.

  ITEM 1A: RISK FACTORS - continued

  Risks related to our business - continued

  We currently are and expect to remain an "emerging growth company," as defined in the Jumpstart Our Business Startups Act, or the JOBS Act, until the earliest of:

    The last day of our fiscal year in which the fifth anniversary of an initial public offering of shares of our common stock occurs;

    The end of the fiscal year in which our total annual gross revenues first exceed $1.0 billion;

    The date on which we have, during the prior three-year period, issued more than $1.0 billion in non-convertible debt; and

    The last day of a fiscal year in which we (1) have an aggregate worldwide market value of our common stock held by non-affiliates of $700 million or more, computed at the end of each fiscal year as of the last business day of our most recently completed second fiscal quarter and (2) have been an Exchange Act reporting company for at least one year (and filed at least one annual report under the Exchange Act.

  Under the JOBS Act, we are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act, which would require that our independent registered public accounting firm provide an attestation report on the effectiveness of our internal control over financial reporting, until such time as we cease to be an "emerging growth company" and become an accelerated filer as defined in Rule 12b-2 under the Exchange Act.

  This may increase the risk that material weaknesses or other deficiencies in our internal control over financial reporting go undetected.

  Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We intend to make an irrevocable election not to take advantage of this exemption from new or revised accounting standards. We will therefore be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

  We will be subject to ongoing Reporting Obligations subsequent to the effectiveness of this Registration Statement

  Subsequent to the effectiveness of this Registration Statement, we will be required to file annual reports, quarterly reports and current reports with the SEC. This information will be available at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549 and on the SEC's website at www.sec.gov. Information on the operation of the SEC's public reference room may be obtained by calling the SEC at (202) 551-8090 or (800) SEC-0330.

  Risks related to this filing

  There has been no public market for our common stock, and our stock price may fluctuate significantly.

  There is currently no public market for our common stock, and an active trading market may not develop or be sustained after the sale of all of the shares covered by this filing. The market price of our common stock could fluctuate significantly as a result of:

    our operating and financial performance and prospects;

    quarterly variations in the rate of growth of our financial indicators, such as net income per share, net income and revenues;

    changes in revenue or earnings estimates or publication of research reports by analysts about us or the exploration and production industry;

    liquidity and registering our common stock for public resale;

    actual or unanticipated variations in our reserve estimates and quarterly operating results;

    sales of our common stock by our stockholders;

    increases in our cost of capital;

    changes in market valuations of similar companies;

    adverse market reaction to any increased indebtedness we incur in the future;

    additions or departures of key management personnel;

    actions by our stockholders;

  If a trading market develops for our common stock, stock markets in general experience volatility that often is unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock.

  We do not anticipate paying any dividends on our common stock in the foreseeable future.

  We do not expect to declare or pay any cash or other dividends in the foreseeable future on our common stock, as we intend to use cash flow generated by operations to expand our business. A lack of a revolving credit facility will restrict our ability to pay cash dividends on our common stock, and we may be unable to enter into credit agreements or other borrowing arrangements in the future that restrict or limit our ability to pay cash dividends on our common stock.

  Certain stockholders' shares are restricted from immediate resale but may be sold into the market in the near future. This could cause the market price of our common stock to drop significantly.

  As of October 31, 2016, we have outstanding 8,981,501,513 shares of common stock.  Sales of a substantial number of shares of our common stock in the public markets following this filing by any of our existing stockholders (or persons to whom our existing stockholders may distribute shares of our common stock), or the perception that such sales might occur, could have a material adverse effect on the price of our common stock or could impair our ability to obtain capital through an offering of equity securities.

  ITEM 1A: RISK FACTORS - continued

  Risks related to this filing - continued

  You may experience dilution of your ownership interests due to the future issuance of additional shares of our common stock.

  We may in the future issue our previously authorized and unissued securities, resulting in the dilution of the ownership interests of our present stockholders and purchasers of common stock offered hereby. We are currently authorized to issue 25 billion shares of common stock and 50 million shares of preferred stock with preferences and rights as determined by our board of directors. The potential issuance of such additional shares of common stock may create downward pressure on the trading price of our common stock.

  We may also issue additional shares of our common stock or other securities that are convertible into or exercisable for common stock in connection with the hiring of personnel, future acquisitions, future public offerings or private placements of our securities for capital raising purposes, or for other business purposes.

  If equity research analysts do not publish research or reports about our business or if they issue unfavorable commentary or downgrade our common stock, the price of our common stock could decline.

  The trading market for our common stock may rely in part on the research and reports that equity research analysts publish about our business and us. We do not control the opinions of these analysts. The price of our stock could decline if one or more equity analysts downgrade our stock or if those analysts issue other unfavorable commentary or cease publishing reports about our business or us.

  The availability of shares for sale in the future could reduce the market price of our common stock.

  In the future, we may issue securities to raise cash for acquisitions. We may also acquire interests in outside companies by using a combination of cash and our common stock or just our common stock. We may also issue securities convertible into our common stock. Any of these events may dilute your ownership interest in our company and have an adverse impact on the price of our common stock.

  In addition, sales of a substantial amount of our common stock in the public market, or the perception that these sales may occur, could reduce the market price of our common stock. This could also impair our ability to raise additional capital through the sale of our securities.

  Our common stock can become subject to penny stock regulation.

  As a penny stock, our common stock may become subject to additional disclosure requirements for penny stocks mandated by the Penny Stock Reform Act of 1990. The SEC Regulations generally define a penny stock to be an equity security that is not traded on the NASDAQ Stock Market or another recognized stock exchange and has a market price of less than $5.00 per share.

  Depending upon our stock price, we may be included within the SEC Rule 3(a)(51) definition of a penny stock and have our common stock considered to be a "penny stock," with trading of our common stock covered by Rule 15g-9 promulgated under the Securities Exchange Act of 1934.

  Under this rule, broker-dealers who recommend such securities to persons other than established customers and accredited investors must make a special written disclosure to, and suitability determination for, the purchaser and receive the purchaser's written agreement to a transaction prior to sale. The regulations on penny stocks limit the ability of broker-dealers to sell our common stock and thus may also limit the ability of purchasers of our common stock to sell their securities in the secondary market. Our common stock will not be considered a "penny stock" if our net tangible assets exceed $2,000,000 or our average revenue is at least $6,000,000 for the previous three years.

  ITEM 2: FINANCIAL INFORMATION

  Management's Discussion and Analysis of Financial Condition and Results of Operations.

  This registration statement on Form 10 and other reports filed by the Company from time to time with the SEC (collectively, the "Filings") contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, the Company's management as well as estimates and assumptions made by Company's management. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. When used in the Filings, the words "anticipate," "believe," "estimate," "expect," "future," "intend," "plan," or the negative of these terms and similar expressions as they relate to the Company or the Company's management identify forward-looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions, and other factors, including the risks relating to the Company's business, industry, and the Company's operations and results of operations. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned.

  Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results.

  Our financial statements are prepared in accordance with accounting principles generally accepted in the United States ("GAAP"). These accounting principles require us to make certain estimates, judgments and assumptions. We believe that the estimates, judgments and assumptions upon which we rely are reasonable based upon information available to us at the time that these estimates, judgments and assumptions are made. These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities as of the date of the financial statements as well as the reported amounts of revenues and expenses during the periods presented. Our financial statements would be affected to the extent there are material differences between these estimates and actual results. In many cases, the accounting treatment of a particular transaction is specifically dictated by GAAP and does not require management's judgment in its application. There are also areas in which management's judgment in selecting any available alternative would not produce a materially different result. The following discussion should be read in conjunction with our financial statements and notes thereto appearing elsewhere in this report.

  The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the notes to those statements included elsewhere in this prospectus.  In addition to the historical financial information, the following discussion and analysis contains forward-looking statements that involve risks and uncertainties.  Our actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors" and elsewhere in this prospectus.

  PLAN OF OPERATION

  The Company is in the process of investigating potential business ventures, which, in the opinion of management, will provide a source of eventual profit to the Company.  Such involvement may take many forms, including the acquisition of an existing business or the acquisition of assets to establish subsidiary businesses. The Company's management does not expect to remain involved as management of any acquired business.

  As the Company possesses limited funds, the Company will be extremely limited in its attempts to locate potential business situations for investigation.  The Company intends to commence, on a limited basis, the process of investigating possible merger and acquisition candidates, and believes that the Company's status as a publicly held corporation will enhance its ability to locate such potential business ventures.  No assurance can be given as to when the Company may locate suitable business opportunities and such opportunities may be difficult to locate; however, the Company intends to actively search for potential business ventures for the foreseeable future.

  Business opportunities, if any arise, are expected to become available to the Company principally from the personal contacts of our officer and director. While it is not expected that the Company will engage professional firms specializing in business acquisitions or reorganizations, such firms may be retained if funds become available in the future, and if deemed advisable.  Opportunities may thus become available from professional advisors, securities broker-dealers, venture capitalists, members of the financial community, and other sources of unsolicited proposals.  In certain circumstances, the Company may agree to pay a finder's fee or other form of compensation, including perhaps one-time cash payments, payments based upon a percentage of revenues or sales volume, and/or payments involving the issuance of securities, for services provided by persons who submit a business opportunity in which the Company shall decide to participate, although no contracts or arrangements of this nature presently exist.  The Company is unable to predict at this time the cost of locating a suitable business opportunity.

  The analysis of business opportunities will be undertaken by or under the supervision of the Company's management.  Current management does not have significant experience in evaluating potential mergers or acquisitions. Among the factors which management will consider in analyzing potential business opportunities are the available technical, financial and managerial resources; working capital and financial requirements; the history of operation, if any; future prospects; the nature of present and anticipated competition; potential for further research, developments or exploration; growth and expansion potential; the perceived public recognition or acceptance of products or services; name identification, and other relevant factors.

  It is not possible at present to predict the exact matter in which the Company may participate in a business opportunity.  Specific business opportunities will be reviewed and, based upon such review, the appropriate legal structure or method of participation will be decided upon by management.  Such structures and methods may include, without limitation, leases, purchase and sale agreements, licenses, joint ventures; and may involve merger, consolidation or reorganization.  The Company may act directly or indirectly through an interest in a partnership, corporation or reorganization.  However, it is most likely that any acquisition of a business venture the Company would make would be by conducting a reorganization involving the issuance of the Company's restricted securities. Such a reorganization may involve a merger (or combination pursuant to state corporate statutes, where one of the entities dissolves or is absorbed by the other), or it may occur as a consolidation, where a new entity is formed and the Company and such other entity combine assets in the new entity.  A reorganization may also occur, directly or indirectly, through subsidiaries, and there is no assurance that the Company would be the surviving entity. Any such reorganization could result in loss of control of a majority of the shares.  The Company's present director may be required to resign in connection with reorganization.  Substantial dilution of percentage equity ownership may result to the shareholders, in the discretion of management.

  The Company may choose to enter into a venture involving the acquisition of or merger with a company, which does not need substantial additional capital but desires to establish a public trading market of its securities.  Such a company may desire to consolidate its operations with the Company through a merger, reorganization, asset acquisition, or other combination, in order to avoid possible adverse consequences of undertaking its own public offering.  (Such consequences might include expense, time delays or loss of voting control).  In the event of such a merger, the Company may be required to issue significant additional shares, and it may be anticipated that control over the Company's affairs may be transferred to others.

  As part of their investigation of acquisition possibilities, the Company's management may meet with executive officers of the business and its personnel; inspect its facilities; obtain independent analysis or verification of the information provided, and conduct other reasonable measures, to the extent permitted by the Company's limited resources and management's limited expertise.  Generally, the Company intends to analyze and make a determination based upon all available information without reliance upon any single factor as controlling.

  In all likelihood, the Company's management will be inexperienced in the areas in which potential businesses will be investigated and in which the Company may make an acquisition or investment.  Thus, it may become necessary for the Company to retain consultants or outside professional firms to assist management in evaluating potential investments, and to hire managers or outside professional firms to assist management in evaluating potential investments, and to hire managers to run or oversee the operations of its acquisitions of investments.  The Company can give no assurance that we will be able to find suitable consultants or managers.  The Company has no policy regarding the use of consultants, however, if management, in its discretion, determines that it is in the best interests of the Company, management may seek consultants to review potential merger or acquisitions candidates.  There are currently no contracts or agreements between any consultant and any companies that are searching for "shell" companies with which to merge.

  It may be anticipated that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention, and substantial costs for accountants, attorneys and others.  Should a decision thereafter be made not to participate in a specific business opportunity, it is likely that costs already expended would not be recoverable.  It is likely, in the event a transaction should eventually fail to be consummated, for any reason, that the costs incurred by the Company would not be recoverable.  The Company's officer and director are entitled to reimbursement for all expenses incurred in their investigation of possible business ventures on behalf of the Company, and no assurance can be given that if the Company has available funds they will not be depleted by such expenses.

  Based on current economic and regulatory conditions, management believes that it is possible, if not probable, for a company like the Company, without assets or many liabilities, to negotiate a merger or acquisition with a viable private company.  The opportunity arises principally because of the high legal and accounting fees and the length of time associated with the registration process of "going public".  However, should any of these conditions change, it is very possible that there would be little or no economic value for anyone taking over control of the Company.

  Management of the Company believes the best chance to obtain value for the shareholders is to seek a merger or acquisition with an existing business.  At this time, management has been unable to locate any potential mergers or acquisitions.

  Management is not able to determine the time or resources that will be necessary to locate and acquire or merge with a business prospect.  There is no assurance that the Company will be able to acquire an interest in any such prospects, products or opportunities that may exist or that any activity of the Company, regardless of the completion of any transaction, will be profitable.

  If and when the Company locates a business opportunity, management of the Company will give consideration to the dollar amount of that entity's profitable operations and the adequacy of its working capital in determining the terms and conditions under which the Company would consummate such an acquisition.  Potential business opportunities, no matter which form they may take, will most likely result in substantial dilution for the Company's shareholders due to the issuance of stock to acquire such an opportunity.

  ITEM 2: FINANCIAL INFORMATION - continued

  Plan of Operations - continued

  The following table provides our revenue, cost of revenue, gross loss, operating expenses, loss from operations, other income and net loss information for each of the periods indicated below.

	For the nine months ended October 31, 2016	For the nine months ended October 31, 2015
	(Unaudited)	(Unaudited)
Revenue	$-	$-
Cost of revenue	-	-
Gross loss	-	-
Operating expenses	19,190	19,903
Loss from operations	(19,190)	(19,903)
Other (expense)		(5,023)
Net (loss)	$(19,190)	$(24,926)

	For the year ended January 31, 2016	For the year ended January 31, 2015

Revenue	$-	$-
Cost of revenue	-	-
Gross loss	-	-
Operating expenses	(31,686)	(26,071)
Loss from operations	(31,686)	(26,071)
Other (expense)	(5,022)	(13,264)
Net (loss)	$(36,708)	$(39,335)

  Revenue

  We currently generate no revenue.

  Cost of Revenue

  There is no cost of revenue.

  ITEM 2: FINANCIAL INFORMATION - continued

  Operating Expenses

  General and Administrative Expenses.

  General and administrative expenses consist primarily of administrative compensation, travel, legal and other professional services fees, and other general overhead costs. For the year ending January 31, 2015, the majority of general and administrative expenses involved consulting expenses of $24,000.  The general and administrative expenses for the year ending January 31, 2016 were $31,686 and included mainly consulting expenses and stock transfer agency fees.  General and administrative expenses for the nine months ended October 31, 2016 and 2015 were $19,190 and $19,903 respectively.  The majority of 2016 expenditures related to consultant fees.

  Loss from Operations

  Our ability to continue is limited without additional debt or equity financing from outside investors. These matters raise substantial doubt about our ability to continue as a going concern. Management plans to fund operations by raising additional capital through the issuance of equity securities. Our financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should we be unable to continue as a going concern.

  Other (Loss)

  In the fiscal year ending January 31, 2016 the total other income was as a result of a gain on extinguishment of debt in the amount of $6,119.  For the year ending January 31, 2015, the $13,264 was interest expense.  The net difference of other expenses for the nine months ended October 31, 2016 related to interest expense.

  Going Concern

  Our independent registered public accounting firm has added an explanatory paragraph to their audit opinion issued in connection with the financial statements of Gold Entertainment Group, Inc. for the years ending January 31, 2016 and 2015, with respect to their doubt about our ability to continue as a going concern due to our lack of revenues, recurring losses from operations, cash used in operations, working capital deficit, stockholder deficit and our accumulated deficit.

  As reflected in the accompanying condensed financial statements, the Company has a net loss of $19,190 and net cash used in operations of $2,588 for the nine months ended October 31, 2016, and an accumulated deficit of $3,012,175, stockholders' deficiency of $121,631, and working capital deficit of $121,631 at October 31, 2016.  The Company has net cash used in operations of $8,402 for the year ended January 31, 2016, and an accumulated deficit of $2,992,985, stockholders' deficiency of  $102,441, and working capital deficit of $102,441 at January 31, 2016, and for the year ended January 31, 2015, had a net loss of $39,335 and cash provided from operations of $0 and an accumulated deficit of $2,956,277, stockholders' deficiency of $ 195,373, and working capital deficit of $195,373 at January 31, 2015, and has been inactive with no revenues since April 2005.

  The ability of the Company to continue as a going concern is dependent on the Company's ability to further implement its business plan and/or raise capital.  The Company plans to locate an operating company to merge with or sell a controlling interest to a third party who would subsequently merge an operating business into the Company.  Management believes that the actions presently being taken provide the opportunity for the Company to continue as a going concern.  The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

  Income Tax Expense

  The Company has unused net operating loss carryforwards for income tax purposes totaling approximately $2,992,985 and $2,956,277 at January 31, 2016 and 2015, respectively, expiring through the year 2029 subject to the Internal Revenue Code Section 382, which places a limitation on the amount of taxable income that can be offset by net operating losses after a change in ownership.  In accordance with certain provisions of the Tax Reform Act of 1986 a change in ownership of greater than fifty (50%) percent of a corporation within a three (3) year period will place an annual limitation on the corporation's ability to utilize its existing tax benefit carryforwards.   Such a change in ownership may have occurred in connection with the private placement of securities. Additionally, the Company's utilization of its tax benefit carryforwards may be restricted in the event of possible future changes in the ownership of the Company from the exercise of options or other future issuances of common stock.

  ITEM 2: FINANCIAL INFORMATION - continued

  Stock-Based Compensation

  There are no stock options in effect at this time.

  Liquidity and Capital Resources

  As of October 31, 2016, we had an accumulated deficit of $3,012,175 and cash in the bank of $514.  Since our inception, we have experienced negative cash flows and have met our operating requirements by incurring debt.   From inception additional cash has been obtained from related parties in the form of loans. We relied primarily on these loans to meet our cash requirements.

  Litigation

  From time to time, we may become subject to legal proceedings, claims and litigation arising in the ordinary course of business. We are not currently a party to any material legal proceedings, nor are we aware of any other pending or threatened litigation that would have a material adverse effect on our business, operating results, cash flows or financial condition should such litigation be resolved unfavorably.

  Off-Balance Sheet Arrangements

  We do not have off-balance sheet arrangements. As part of our ongoing business, we do not participate in transactions that generate relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance or special purpose entities, often established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.

  Recently Issued Accounting Standards

  None

  Inflation

  Inflation was not a material factor in either revenue or operating expenses during the years ended January 2016 and 2015.

  Critical Accounting Estimates

  We apply the following critical accounting policies in the preparation of our financial statements:

  Income taxes

  Current income taxes are based on the year's taxable income for federal and state income tax reporting purposes.  Deferred income taxes are provided on a liability basis whereby deferred tax assets are recognized for deductible temporary differences and operating loss carryforwards and deferred tax liabilities are recognized for taxable temporary differences.  Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax law and rates on the date of enactment.

  In June 2006, the FASB issued SFASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109" ("FIN 48").  This statement clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with SFAS No. 109, "Accounting for Income Taxes."  FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  FIN 48, which is effective for fiscal years beginning after December 15, 2006, also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.  The Company believes its tax positions are all highly certain of being upheld upon examination.  As such, the Company has not recorded a liability for unrecognized tax benefits.  As of January 31, 2009, the tax years 2006 through 2008 remain open for IRS audit.  The Company has received no notice of audit from the Internal Revenue Service for any of the open tax years.  The adoption of the provisions of FIN 48 did not have a material impact on our financial position and results of operations.

  On May 2, 2007, the FASB issued FASB Staff Position FIN 48-1, Definition of Settlement in FASB Interpretation No. 48, ("FSP FIN 48-1").  FSP FIN 48-1 amends FIN 48 to provide guidance on how an entity should determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits.  The term "effectively settled" replaces the term "ultimately settled" when used to describe recognition, and the terms "settlement" or "settled" replace the terms "ultimate settlement" or "ultimately settled" when used to describe measurement of a tax position under FIN 48.  FSP FIN 48-1 clarifies that a tax position can be effectively settled upon the completion of an examination by a taxing authority without being legally extinguished.  For tax positions considered effectively settled, an entity would recognize the full amount of tax benefit, even if the tax position is not considered more likely than not to be sustained based solely on the basis of its technical merits and the statute of limitations remains open.  The adoption of FSP FIN 48-1 did not have an impact on the accompanying consolidated financial statements.

  Contingencies and Litigation

  None

  Off Balance Sheet Arrangements

  The Company has not had any off balance sheet arrangements.

  ITEM 3: PROPERTIES

  Our corporate office is located at 429 W PLUMB LANE, Reno, Nevada 89509. This is the office of our CFO, and is provided at no cost to the Company. The Company does not own or lease any properties.

  ITEM 4: SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth as of October 31, 2016 the number and percentage of the outstanding shares of common stock, which according to the information available to Gold Entertainment, were beneficially owned by (i) each person who is currently a director, (ii) each executive officer, and (iii) all current directors and executive officers as a group. Except as listed in the table below, to the knowledge of Gold Entertainment, no person is the beneficial owner of five percent or more of the outstanding common stock other than as stated for them herein. Except as otherwise indicated, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.

Name and Address of Beneficial Owner	Number of Common Shares	Percent of Class
Hamon Fytton (1) 429 W PLUMB LANE, Reno, Nevada 89509	3,309,500,000	36.8

Fred Schiemann 429 W PLUMB LANE, Reno, Nevada 89509	-0-	0

All executive officers, beneficial owners, and directors as a group	3,309,500,000	36.8

  (1) Mr. Fytton additionally owns all of the 1,000,000 SERIES A Preferred shares that have voting rights of 1:5,000 with respect to Common Stock.

  See Item 11. Description of Registrants Securities to be Registered. Series A Preferred Stock. In March 2010, management of the Company restructured its share structure in the Company.  As part of this restructuring, Mr. Fytton was issued 1,000,000 shares of Series A Preferred Stock.  These 1,000,000 shares represent all of the shares of Series A Preferred Stock authorized.  The holders of the Series A Preferred Stock have votes equal to 5,000 times the number of shares outstanding giving voting control of the Company to Mr. Fytton.

  ITEM 5: DIRECTORS AND EXECUTIVE OFFICERS

  Directors and Officers

  The following table sets forth the names, ages, and positions with Gold Entertainment for each of the directors and officers as of October 31, 2016.

Name	Age	Position	Since
Hamon Fytton	63	Chief Executive Officer, and President	April 2002

Fred Schiemann	65	Chief Financial Officer	February 2013

  Mr. Fytton does not hold a directorship in any other publicly held company. Mr. Schiemann is an officer and director in Viratech Corp., Interactive Health Network and Solos Endoscopy Inc., all publicly held companies.

  All directors hold office until the next annual meeting of stockholders and until their successors are elected and qualify. Officers serve at the discretion of the Board of Directors. The following is information on the business experience of each director and officer.

  Hamon Fytton - CEO and Director

  Over the last five years Mr. Fytton acted as a consultant to several public companies and private companies seeking to become public. In this capacity he has overseen the preparation of numerous registration statements, subscription agreements, SEC filings, prospectus offerings and general company information packets. He has also often acted as an Officer and/or director for several companies, aiding in their transition from private to public. He has conducted several seminars in the past 12 months on the JOBS Act and the new Crowd Funding and REG A+ regulations. He continues to consult with various investment groups in the US and other countries.

  In 2016 Mr. Fytton became the CEO and majority shareholder in Mayflower Investment Group Inc., a real estate company that filed a REG A + filing with the SEC that became effective October 31, 2016.

  In 1997 Mr. Fytton co-founded Internet Advisory Corporation, which became a public company within the first year. Within three years the company had a market capitalization of over $100 million. He is currently the CEO, Director and majority shareholder of Gold Entertainment Group, Inc. a public company.

  Fred Schiemann - Chief Financial Officer and Director

  Fred Schiemann is a financial executive and a licensed CPA with broad experience in all aspects of accounting, auditing and financial management. He has direct experience with real estate, financial consulting and venture capital. He is interested in early-stage startups as well as companies seeking to go public and take advantage of financial markets. He specialized in CFO in a box services for small and micro-cap public companies. Prior to that, on June 1, 2011 he held a position at the major commercial real estate company Reis, Inc. that is publicly traded on the NASDAQ as a commercial Real Estate Research Analyst. In that position, he gathered market data for multi-family and warehouses all throughout the country. After researching this information, he would compile packages which were then purchased by major banks that included market data such as average rent, sale prices, occupancy, cap rates etc. for these buildings throughout the country.

  Over the last five years Mr. Schiemann has been heavily involved in the commercialization of various technologies in the biotechnology arena. He continues to serve as officer and or board member for the following public companies; Solos Endoscopy, Inc., Lifeline Biotechnologies, Inc. and Viratech Corp.

  Since 1982, Mr. Schiemann has owned and operated a CPA practice specializing in auditing, tax practice, administration of public and private companies. He has served on the board of several public companies and continues to act as an accountant and consultant to the industry.

  Board Meetings

  The Board of Directors meets at least four times during the year. All directors attended at least 75 percent of the meetings of the Board.

  Board Compensation

  Effective January 31, 2016 Gold Entertainment's Directors are not compensated for attending meetings of the Board of Directors or for attending meetings of Board committees. Expenses are reimbursed.

   ITEM 6: EXECUTIVE COMPENSATION

  Annual Compensation

  The following table sets forth certain information regarding the annual and long-term compensation for services in all capacities to Gold Entertainment for the years ended January 31, 2016, January 31, 2015 and through October 31, 2016 of those persons who were executive officers of Gold Entertainment for the year ended January 31, 2016, or who receive annual salary and bonuses exceeding $100,000.

		Annual	Long Term
		Compensation	Compensation

Name and Principal Position	Year	Salary ($)	Warrant Awards($)
Hamon Fytton	2016	$12,000	-0-
President and CEO	2015	$12,000	$-0-

Fred Schiemann	2016	$12,000	-0-
Chief Financial Officer	2015	$12,000	$-0-

  Stock Options

  No options are currently issued to any executive, employee, consultant or investor.

  Executive Compensation Arrangements

  Gold Entertainment has not entered into employment contracts with Mr. Fytton as Chief Executive Officer, nor with Mr. Schiemann as Chief Financial Officer. They both have consulting agreements.

The current consulting agreements of the executive officers are as follows:
Hamon F. Fytton,Chief Executive Officer	$12,000	per year
Fred Schiemann, Chief Financial Officer	$12,000	per year

  The above consulting agreements for Mr. Fytton and Mr, Schiemann indicated has been booked as an accrued liability.

  ITEM 7: CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  None. At various times the Officers and Directors have advanced money to pay expenses on behalf of the Company. As of October 31, 2016 $13,445 is due to Mr. Fytton.

  ITEM 8: LEGAL PROCEEDINGS

  Neither Gold Entertainment nor any of its officers, directors or holders of five percent or more of its common stock is a party to any additional material pending legal proceedings and to the best of our knowledge, no additional such proceedings by or against Gold Entertainment or its officers, or directors or holders of five percent or more of its common stock have been threatened.

  ITEM 9: MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S

  COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

  Market Price and Stockholder Matters

  Gold Entertainment's common stock trades in the pink sheets market and quotations for the common stock are listed in the "Pink Sheets" published by the National Quotation Bureau under the symbol "GEGP". The following table sets forth for the respective periods indicated the prices of Gold Entertainment's common stock in this market as reported and summarized by the National Quotation Bureau. Such prices are based on inter-dealer bid and asked prices, without markup, markdown, commissions, or adjustments and may not represent actual transactions.

Calendar Quarter Ended	Low Bid ($)	High Bid ($)
April 30, 2014	0.0001	0.0002
July 31, 2014	0.0001	0.0002
October 31, 2014	0.0001	0.0002

Jan 31, 2015	0.0001	0.0002
April 30, 2015	0.0001	0.0002
July 31, 2015	0.0001	0.0002
October 31, 2015	0.0001	0.0002

Jan 31, 2016	0.0001	0.0002
April 30, 2016	0.0001	0.0002
July 31, 2016	0.0001	0.0002
October 31, 2016	0.0001	0.001

  On October 31, 2016 there were 100 holders of record of our common stock listed by our transfer agent.

  Dividend Policy

  We have never paid cash dividends and have no plans to do so in the foreseeable future. Our future dividend policy will be determined by our board of directors and will depend upon a number of factors, including our financial condition and performance, our cash needs and expansion plans, income tax consequences, and the restrictions that applicable laws, any future preferred stock instruments, and any future credit arrangements may then impose.

  ITEM 10: RECENT SALES OF UNREGISTERED SECURITIES

  Since February 1, 2014 through October 31, 2016, we sold and issued the unregistered securities described below. We believe that each of the securities transactions from the last three years described below was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) as a transaction not involving any public offering and Regulation D promulgated under the Securities Act of 1933. In each case, the number of investors was limited, the investors were either all accredited and/or otherwise qualified and had access to material information about the registrant, and restrictions were placed on the resale of the securities sold.

    Shares issued for Cash- none.

    Shares issued for Services - none.

    Shares issued to Management - none.

  Warrants

  The Company has not issued any warrants.

  ITEM 11: DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

   Description of Common Stock

  We are authorized to issue 25,000,000,000 shares of our Common Stock, $.0001 par value (the "Common Stock"). As of October 31, 2016, there were 8,981,501,513 shares of our Common Stock were outstanding. Each share of the Common Stock is entitled to share equally with each other share of Common Stock in dividends from sources legally available therefore, when, and if, declared by our board of directors and, upon our liquidation or dissolution, whether voluntary or involuntary, to share equally in the assets of the Company that are available for distribution to the holders of the Common Stock. Each holder of Common Stock is entitled to one vote per share for all purposes, except that in the election of directors, each holder shall have the right to vote such number of shares for as many persons as there are directors to be elected. Cumulative voting shall not be allowed in the election of directors or for any other purpose, and the holders of Common Stock have no preemptive rights, redemption rights or rights of conversion with respect to the Common Stock. Our board of directors is authorized to issue additional shares of our Common Stock within the limits authorized by our Articles of Incorporation and without stockholder action. All shares of Common Stock have equal voting rights, and voting rights are not cumulative.

  We have not paid any cash dividends since our inception.

  ITEM 11: DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED - continued

  Description of Preferred Stock

  We are authorized to issue 50,000,000 shares of Preferred Stock at no par value (the "Preferred Stock"). There are 1,000,000 shares of SERIES A Preferred Stock outstanding. The remaining shares of Authorized Preferred Stock carries such relative rights, preferences and designations as may be determined by our Board of Directors in its sole discretion upon the issuance of any shares of Preferred Stock.

  Preferred Stock

  We have one class of Preferred Stock and SERIES A Preferred Stock.  The SERIES A Preferred Stock, consisting of 1,000,000 shares, is all owned by Mr. Fytton, our CEO.

  Holders of the SERIES A Preferred stock are not entitled to receive any dividend, the stock is not transferrable, do not participate in any liquidation, and the stock is convertible into common shares at the ratio of 1:5,000.  These shares may be transferred only to an entity for estate planning purposes provided that entity is controlled by the holder, in this case, Mr. Fytton.

  The 1,000,000 shares of SERIES A Preferred Stock have the number of votes equal to 5,000 times the number of shares of common stock outstanding.  Accordingly, except for votes requiring more than a majority vote of shares of common stock, Mr. Fytton will determine the outcome of the vote.  The only such provision of Florida law or as required by our Articles of Incorporation or Bylaws is the removal of directors.

  General Description of Preferred Stock

  The shares of Preferred Stock, other than the SERIES A Preferred Stock, could be issued from time to time by our Board of Directors in its sole discretion without further approval or authorization by the stockholders, in one or more series, each of which series could have any particular distinctive designations as well as relative rights and preferences as determined by our Board of Directors. The relative rights and preferences that may be determined by our Board of Directors in its discretion from time to time include but are not limited to the following:

    the rate of dividend and whether the dividends are to be cumulative and the priority, if any, of dividend payments relative to other series in the class;

    whether the shares of any such series may be redeemed, and if so, the redemption price and the terms and conditions of redemption;

    the amount payable with respect to such series in the event of voluntary or involuntary liquidation and the priority, if any, of each series relative to other series in the class with respect to amounts payable upon liquidation and sinking fund provision, if any, for the redemption or purchase of the shares of that series; and

    the terms and conditions, if any, on which the shares of a series may be converted into or exchanged for shares of any class, whether common or preferred, or into shares of any series of the same class, and if provision is made for conversion or exchange, the times, prices, rates, adjustments and other terms.

  We believe that the availability of preferred stock provides flexibility in structuring future financings, should the need for additional financing arise. We have no plans, understandings, arrangements, or agreements for issuing any shares of preferred stock at the present time.

  Description of Preferred Stock - continued

  Our authorized but unissued preferred stock could be issued in one or more transactions, which would make more difficult or costly, and less likely, a takeover of Gold Entertainment. Issuing additional shares of stock would also have the effect of diluting the stock ownership of persons seeking to obtain control of Gold Entertainment. Moreover, certain companies have issued rights to purchase their preferred stock, with such rights having terms designed to encourage in certain potential acquisitions negotiation with the board. The authorized but unissued shares of preferred stock would be available for use in connection with the issuance of such rights. Gold Entertainment does not intend to adopt any anti-takeover measures at the present time.

   Shares Eligible For Future Sale

  At October 31, 2016 Gold Entertainment had 8,981,501,513 shares of common stock outstanding, of which 4,109,652,102 shares constituted "restricted securities" within the meaning of Rule 144 adopted under the Securities Act of 1933. In general, under Rule 144 a person (or persons whose shares are aggregated) is entitled to sell restricted shares if at least one year has passed since the time such shares were acquired from Gold Entertainment or any of its affiliates. Rule 144 provides, however, that within any three-month period such person may only sell up to the greater of: (i) 1% of the then outstanding shares of common stock; or (ii) the average weekly trading volume in the common stock during the four calendar weeks immediately preceding the date on which notice of the sale is filed with the Securities and Exchange Commission. Sales under Rule 144 are also subject to certain manner-of-sale provisions and notice requirements and to the availability of current public information about Gold Entertainment. All shares held by persons who are deemed to be affiliates of Gold Entertainment are subject to the volume limitations and other requirements of Rule 144 regardless of how long the shares have been owned or how they were acquired. Restricted shares held by non-affiliates of Gold Entertainment for more than two years may be sold without limitation under Rule 144.

  Sales of substantial amounts of common stock in the future, or the perception that such sales could occur, could adversely affect prevailing market prices of the common stock and could impair our ability to raise capital through an offering of equity securities.

  Transfer Agent

  Island Stock Transfer is our transfer agent. Their offices are located at 15500 Roosevelt Blvd, Suite 301, Clearwater, FL 33760. Their telephone number is 727-289-0010.

  ITEM 12: INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Our Articles of Incorporation provide that no officer or director shall be personally liable to the corporation or its shareholders for money damages except as provided pursuant to the Florida Revised Statutes. Our Bylaws provide that we will indemnify and hold harmless, to the full extent allowed by the laws of the State of Florida, each person who was, or is threatened to be made a party to, or is otherwise involved in any threatened proceedings by reason of the fact that he or she is or was a director or officer of Gold Entertainment or is or was serving at the request of Gold Entertainment as a director, officer, partner, trustee, employee, or agent of another entity, against all losses, claims, damages, liabilities and expenses actually and reasonably incurred or suffered in connection with such proceedings.

  ITEM 13: FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

  The Financial Statements of Gold Entertainment Group, Inc. for the years ended January 31, 2016 and 2015 and for the period ending October 31, 2016 appearing at the end of this registration statement.

   ITEM 14: CHANGES IN AND DISAGREEMENS WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM ON ACCOUNTING AND FINANCIAL DISCLOSURE

  There are currently no disagreements with the independent registered public accounting firm regarding accounting and financial disclosure.

  ITEM 15: FINANCIAL STATEMENTS AND EXHIBITS

  Financial Statements

  The Financial Statements of Gold Entertainment Group, Inc. for the years ended January 31, 2016 and 2015 and for the three quarters ending October 31, 2016 appearing at the end of this registration statement.

  Exhibits

  See the Exhibit Index beginning following the signature page.

  SIGNATURES

  In accordance with Section 12 of the Securities Exchange Act of 1934, the registrant caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.

GOLD ENTERTAINMENT GROUP, INC.

Date:	December 29, 2016	By:	/s/ Hamon F. Fytton
Hamon F. Fytton, Chief Executive Officer, and President

  Exhibit Index

  Copies of the following documents are included as exhibits to this registration statement.

Exhibit	Title of Document
No.

3.1	Articles of Incorporation

3.2	Amendment to Articles of Incorporation

3.3	Bylaws

10.1	Note Settlement and Release

10.2	Management Consulting Agreement - Schiemann

10.3	Management Consulting Agreement - Fytton

  GOLD ENTERTAINMENT GROUP, INC.

  FINANCIAL STATEMENTS

  C O N T E N T S

AUDITED FINANCIAL STATEMENTS JANUARY 31, 2016 AND 2015
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F1
BALANCE SHEETS as of January 31, 2016 and 2015	F2
STATEMENTS OF OPERATIONS for the years ending January 31, 2016 and 2015	F3
STATEMENTS OF STOCKHOLDERS DEFICIT for the years ending January 31, 2016 and 2015	F4
STATEMENTS OF CASH FLOWS for the years ending January 31, 2016 and 2015	F5
NOTES TO FINANCIAL STATEMENTS	F6 to F9

FINANCIAL STATEMENTS (UNAUDITED) OCTOBER 31, 2016
BALANCE SHEETS	F10
STATEMENTS OF OPERATIONS	F11
STATEMENTS OF STOCKHOLDERS DEFICIT	F12
STATEMENTS OF CASH FLOWS	F13
NOTES TO FINANCIAL STATEMENTS	F14 to F16

  REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

  To the Board of Directors and Stockholders
  Gold Entertainment Group, Inc.
  Ft Lauderdale, Florida

  We have audited the accompanying balance sheets of Gold Entertainment Group, Inc. as of January 31, 2016 and 2015 and the related statements of operations, stockholders deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Gold Entertainment Group, Inc. as of January 31, 2016 and 2015 and the results of its operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

  The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has suffered recurring losses and has no operations which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

  /s/ Pritchett, Siler & Hardy, P.C
  Farmington, Utah
  September 27, 2016

  F1

GOLD ENTERTAINMENT GROUP, INC.
BALANCE SHEETS
JANUARY 31, 2016 AND 2015

	2016	2015
ASSETS
CURRENT ASSETS:
Cash	$3,102	$-
Prepaid expense	400	-

Total Current Assets	3,502	-

TOTAL ASSETS	$3,502	$-

LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$-	$82,343
Accounts payable and accrued expenses-Related parties	$87,343	$63,030
Stock subscription payable	$18,600	$-
Convertible note payable	-	50,000

Total Current Liabilities	105,943	195,373

TOTAL LIABILITIES	105,943	195,373

STOCKHOLDERS' DEFICIT:
Preferred Stock, no par value; 50,000,000,000 shares authorized; SERIES A Convertible Preferred Stock 25,000,000 shares authorized;
1,000,000 SERIES A preferred shares issued and outstanding at January 31, 2016 and 2015	-	-
Common stock, $.0001 par value; 25,000,000,000 common shares authorized and ;
8,981,501,513 shares issued and outstanding at;
January 31, 2016 and January 31, 2015, respectively.	898,150	898,150
Additional paid-in capital	1,992,394	1,862,754
Accumulated deficit	(2,992,985)	(2,956,277)

Total Stockholders' Deficit	(102,441)	(195.373)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$3,502	$-

  See accompanying notes to financial statements.

  F2

GOLD ENTERTAINMENT GROUP, INC.
STATEMENTS OF OPERATIONS
YEARS ENDED JANUARY 31, 2016 AND 2015

	2016	2015

Revenues:
	$-	$-

EXPENSES:
General and administrative expenses	31,686	26,071
TOTAL OPERATING EXPENSES	31,686	26,071

LOSS FROM OPERATIONS	(31,686)	(26,071)

OTHER INCOME (EXPENSE)
Gain on extinguishment of debt	6,119	-
Interest expense	(11,141)	(13,264)

Total Other Income (expense)	(5,022)	(13,264)

NET INCOME (LOSS)	(36,708)	(39,335)

LOSS PER SHARE-BASIC	$(0.00)	$(0.00)
LOSS PER SHARE-DILUTED	$(0.00)	$(0.00)

WEIGHTED AVERAGE SHARES OUTSTANDING
BASIC	$8,981,501,513	$8,981,501,513
DILUTED	$8,981,501,513	$8,981,501,513

  See accompanying notes to financial statements.

  F3

  GOLD ENTERTAINMENT GROUP, INC.

  STATEMENTS OF STOCKHOLDERS' DEFICIT

  Years Ended January 31, 2016 and 2015

	PREFERRED	STOCK	COMMON	STOCK	ADDITIONAL	Accumulated
	SHARES	No Par Value	SHARES	Par Value	PAID IN CAPITAL	(Deficit)	TOTAL
Balance, February 1, 2014	1,000,000	$-	8,981,501,513	$898,150	$1,862,754	$(2,916,942)	$(156,038)

Net (loss) for the year ended January 31, 2015	-	$-	-	$-	$-	$(39,335)	$(39,335)

Balance, January 31, 2015	1,000,000	-	8,981,501,513	$898,150	1,862,754	(2,956,277)	(195,373)

Debt extinguishment-Notes payable	-	-	-	-	129,640	-	129,640

Net income for the year ended January 31, 2016	-	-	-	-	-	(36,708)	(36,708)

Balance, January 31, 2016	1,000,000	-	8,981,501,513	$898,150	1,992,394	$(2,992,985)	$(102,441)

  See accompanying notes to financial statements.

  F4

GOLD ENTERTAINMENT GROUP, INC.
STATEMENTS OF CASH FLOWS
Years Ended January 31, 2016 and 2015

	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (loss)	$(36,708)	$(39,335)
Adjustments to reconcile net income/(loss) to net cash used in operating activities:
Gain on extinguishment of debt	(6,119)	-
Extinguishment of debt charged to paid-in capital	109,659	-
Changes in assets and liabilities:
Increase in prepaid expenses	(400)	-
Increase in accounts payable and accrued expenses	(82,343)	15,335
Increase in accounts payable and accrued expenses-Related Parties	24,313	24,000
Increase in stock subscription payable	18,600	-
Net cash used in operating activities	8,402	-

CASH FLOWS FROM INVESTING ACTIVITIES	-	-	-

NET CASH USED IN INVESTING ACTIVITIES	-	-	-

CASH FLOWS FROM FINANCING ACTIVITIES:
(Decrease) in notes payable	(5,300)	-
NET CASH (USED) FOR FINANCING ACTIVITIES	(5,300)	-

Net increase in cash	3,102

CASH AT BEGINNING PERIOD	-	-

CASH AT END OF PERIOD	$3,102	$-

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for income taxes	$-	$-

Cash paid for interest	$-	$-

NON-CASH TRANSACTION:
Settlement of note payable and related accrued interest	$129,640	$-

Settlement of accounts payable	$6,119	$-

  See accompanying notes to financial statements.

  F5

  GOLD ENTERTAINMENT GROUP, INC.
  NOTES TO FINANCIAL STATEMENTS
  Years Ended January 31, 2016 and 2015

  NOTE 1 – NATURE OF ORGANIZATION AND BASIS OF PRESENTATION

  Nature of Organization

  Gold Entertainment Group, Inc. (the “Company”) was originally incorporated in the State of Nevada on February 3, 1999 under the name Advanced Medical Technologies, Inc. The Company was organized formerly for the purpose of establishing a multimedia internet-based communication network between the healthcare industry manufacturers and the key base managers in the medical field to advertise and promote the manufacturers products. As a result of the abandonment of its patent rights and termination of its previous consulting agreements, as of March 26, 2002, the Company decided not to pursue its previous business plan involving multimedia internet bases. On March 26, 2002, pursuant to the "Stock Exchange and Merger Agreement", the Company consummated a "reverse acquisition" and changed its name to Gold Entertainment Group, Inc. On August 28, 2007, the Company filed a certificate of domestication with the State of Florida whereby the Company became a Florida corporation. Simultaneously, the Company’s capital structure was increased to 25,000,000,000 common shares having a par value of $0.0001 per share and 50,000,000 preferred shares having no par value per share.

  On October 11, 2005, the Company filed with the State of Florida Articles of Incorporation for Quality of Life Marketing, Inc., which became a wholly-owned subsidiary of the Company. This subsidiary became inactive and, therefore, the Company elected not to incur the costs of maintaining this entity. As a result, on September 25, 2009, this subsidiary was dissolved by the State of Florida.
  In 2007, the Company attempted to reposition itself in the music entertainment market, specifically showcasing emerging talent. Also in 2007, the Company formed, with two other entities, World Riddim International Music, LLC in which the Company held a one-third interest. As the other two entities failed to perform as agreed, the LLC was dissolved on September 26, 2008.

  The Company’s current business plan is primarily to serve as a vehicle for the acquisition of or merger or consolidation with another company (a “target business”). The Company intends to use its capital stock, debt, or a combination of these to effect a business combination with a target business which management believes has significant growth potential.

  Basis of Presentation

  The financial statements included herein have been prepared by the Company. In the opinion of the Company’s management, all adjustments (consisting of normal recurring adjustments and reclassifications and non-recurring adjustments) necessary to present fairly our results of operations and cash flows for the years ended January 31, 2016 and 2015 and our financial position as of January 31, 2016 and 2015 have been made.

  NOTE 2 - GOING CONCERN

  Gold’s financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Gold has incurred net losses through January 31, 2016 in the amount of $2,992,985 This factor raises doubt as to Gold’s ability to obtain debt and/or equity financing and achieve profitable operations

  Gold’s management intends to raise additional operating funds through equity and/or debt offerings. However, there can be no assurance management will be successful in its endeavors. Ultimately, Gold will need to achieve profitable operations in order to continue as a going concern.

  There are no assurances that Gold will be able to either (1) achieve a level of revenues adequate to generate sufficient cash flow from operations; or (2) obtain additional financing through either private placement, public offerings and/or bank financing necessary to support Gold’s working capital requirements. To the extent that funds generated from operations and any private placements, public offerings and/or bank financing are insufficient, Gold will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to the Company. If adequate working capital is not available, Gold may be required to curtail its operations.

  NOTE 3 - SIGNIFICANT ACCOUNTING POLICIES

  Use of Estimates

  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent liabilities and assets at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. Significant estimates include the valuation of stock-based compensation, the valuation of discount on debt, the valuation of derivative instruments, the valuation of debt guarantees, and the valuation allowance on deferred tax assets.

  Concentration of Risk

  Gold places its cash and temporary cash investments with established financial institutions. Management feels this risk is mitigated due to the longstanding reputation of these banks.

  In the normal course of business, the Company extends unsecured credit to the majority of its customers. Management periodically reviews its outstanding accounts receivable and establishes an allowance for doubtful accounts based on historical collection trends and other criteria.

  F6

  GOLD ENTERTAINMENT GROUP, INC.
  NOTES TO FINANCIAL STATEMENTS
  Years Ended January 31, 2016 and 2015

  NOTE 3 - Significant Accounting Policies - continued

  Cash and Cash Equivalents

  The Company considers all short-term highly liquid investments with an original maturity at the date of purchase of three months or less to be cash equivalents. There were no cash equivalents at January 31, 2016 and 2015, respectively.

  Fair Value of Financial Instruments

  The fair value of the Company’s debt as of January 31, 2016 and 2015, approximated fair value at those times.

  Fair value of financial instruments: The carrying amounts of financial instruments, including cash and cash equivalents, short-term investments, accounts payable, accrued expenses and notes payables approximated fair value as of January 31, 2016 and 2015 because of the relative short term nature of these instruments. At January 31, 2016 and 2015, the fair value of the Company’s debt approximates carrying value.

  Shares for Services and Other Assets

  The Company accounts for stock-based compensation based on the fair value of all option grants or stock issuances made to employees or directors on or after its implementation date, as well as a portion of the fair value of each option and stock grant made to employees or directors prior to the implementation date that represents the unvested portion of these share-based awards as of such implementation date, to be recognized as an expense, as codified in ASC 718. The Company calculates stock option-based compensation by estimating the fair value of each option as of its date of grant using the Black-Scholes option pricing model. These amounts are expensed over the respective vesting periods of each award using the straight-line attribution method. Compensation expense is recognized only for those awards that are expected to vest, and as such, amounts have been reduced by estimated forfeitures. The Company has historically issued stock options and vested and no vested stock grants to employees and outside directors whose only condition for vesting has been continued employment or service during the related vesting or restriction period.

  Income taxes

  The Company accounts for income taxes under an asset and liability approach. This process involves calculating the temporary and permanent differences between the carrying amounts of the assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The temporary differences result in deferred tax assets and liabilities, which would be recorded on the Company’s balance sheets in accordance with ASC 740, which established financial accounting and reporting standards for the effect of income taxes. The Company must assess the likelihood that its deferred tax assets will be recovered from future taxable income and, to the extent the Company believes that recovery is not likely, the Company must establish a valuation allowance. Changes in the Company’s valuation allowance in a period are recorded through the income tax provision on the statements of operations.

  On January 1, 2007, the Company adopted ASC 740-10 (formerly known as FIN No. 48, Accounting for Uncertainty in Income Taxes). ASC 740-10 clarifies the accounting for uncertainty in income taxes recognized in an entity’s financial statements and prescribes a recognition threshold and measurement attributes for financial statement disclosure of tax positions taken or expected to be taken on a tax return. Under ASC 740-10, the impact of an uncertain income tax position on the income tax return must be recognized at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant taxing authority. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained. Additionally, ASC 740-10 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. As a result of the implementation of ASC 740-10, the Company recognized no material adjustment in the liability for unrecognized income tax benefits.

  Basic and Diluted Net Loss Per Common Share

  Basic net loss per share is computed by dividing the net loss by the weighted average number of common shares outstanding during the period. Diluted net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding for the period and, if dilutive, potential common shares outstanding during the period. Potentially dilutive securities consist of the incremental common shares issuable upon exercise of stock options (using the treasury stock method) and convertible debt instruments. Potentially dilutive securities are excluded from the computation if their effect is anti-dilutive. Accordingly, potentially dilutive securities for all periods presented have not been included in the calculation of diluted net loss per common share as such effect would have been anti-dilutive. As a result, the basic and diluted per share amounts for all periods presented are identical.

  Convertible debt of $50,000 (convertible into 200,000,000 common shares) was outstanding during the period ended October 31, 2015, but was not included in the computation of diluted net loss per share in the prior year end because the effect would have been anti-dilutive.

  Concentrations of Credit Risk

  Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash. The Company has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in bank accounts.

  NOTE 4 – RELATED PARTY TRANSACTIONS

  Due (To) Related Party

  From time to time during the years ended January 31, 2016 and 2015, advances were made to and from the Company’s current President (also a significant stockholder) and an entity owned 100% by this individual (collectively, the "related party") and another shareholder of the Company. These advances are short-term in nature, non-interest bearing and are the primary source of funding for the Company. For the years ended January 31, 2016 and 2015, the activity with the related parties consisted of the following:

	January 31, 2016	January 31, 2015
Balance due from (to) related party - Beginning	$63,030	$39,030
Accrued consulting fees	24,000	24,000
Advances made to related party	200	-
Proceeds received from related party	113	-
Balance due from (to) related party - Ending	$87,343	$63,030

  F7

  GOLD ENTERTAINMENT GROUP, INC.
  NOTES TO FINANCIAL STATEMENTS
  Years Ended January 31, 2016 and 2015

  NOTE 5 - CONVERTIBLE NOTE PAYABLE AND PROMISSORY NOTE GUARANTEE LIABILITY

  Convertible Note Payable

  At January 31, 2007, the Company was indebted to an individual (the "consultant"), pursuant to both a patent license agreement and a consulting agreement, in the amount of $222,000 bearing interest at 12% per annum. On March 1, 2007, the Company entered into a Note Purchase Agreement, whereby the Company consented to the sale of this $222,000 debt to a third party (the "investor"). In connection with the Note Purchase Agreement, on March 1, 2007, the Company modified the debt whereby the debt became a convertible note (the "Note") in the amount of $222,000. The Note accrued interest during the first two years and at the beginning of year three, on March 1, 2009, the Note was supposed to begin being amortized with monthly payments of principal and interest required in order to repay the loan in full by February 28, 2011. As of March 1, 2009, the Company became delinquent with regards to the amortizing provision of the Note. On November 24, 2009, the Company and the investor entered into an addendum to the Note whereby the amortizing requirement of the Note was removed effective March 1, 2009, thereby curing the default. The noteholder is entitled, at his option, at any time and in whole or in part, to convert the outstanding principal amount of the Note, or any portion of the principal amount thereof, and any accrued interest, into common shares of the Company. Any amounts the noteholder elects to convert will be converted into common shares at a conversion price which is the higher of (i) $0.00005 per share or (ii) fifty percent (50%) of the five (5) day average closing bid price immediately prior to the delivery of a notice of conversion to the Company. The embedded conversion option did not qualify for derivative treatment and there was no beneficial conversion feature value as the minimum conversion rate of $0.00005 exceeded the fair value of the Company’s common stock on the note date. As of January 31, 2015 and January 31, 2014, the remaining principal balance of the convertible note payable was $50,000. During the years ended January 31, 2016 and interest expense of $8,974 and $10,532, respectively, was recognized. In early October 2015, the debt and the related accrued interest were settled for a cash payment in the amount of $5,300. The balance of the accrued interest in the amount of $84,940 and the balance of $44,700 were treated as additional paid-in capital as part of the debt extinguishment.

  NOTE 6 - STOCKHOLDERS DEFICIENCY

  Par Value

  On August 27, 2007, the Company changed the par value of its common stock to $0.0001 per share. All share information has been retroactively restated accordingly.

  Contributed Capital

  During the year ended January 31, 2016, a note payable and accrued interest in the amount of $134,940 was extinguished for $5,300. Therefore, the difference of $129,640 was treated as paid-in capital.

  NOTE 7 – Income Taxes

  Effective January 1, 2007, we adopted the provisions of ASC 740-10 (formerly known as FIN No. 48, Accounting for Uncertainty in Income Taxes). ASC 740-10 clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements. ASC 740-10 requires a company to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position. If the more-likely-than-not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements. The application of income tax law is inherently complex. Laws and regulation in this area are voluminous and are often ambiguous. As such, we are required to make many subjective assumptions and judgments regarding the income tax exposures. Interpretations and guidance surrounding income tax laws and regulations change over time. As such, changes in the subjective assumptions and judgments can materially affect amounts recognized in the balance sheets and statements of income.

  At the adoption date of January 1, 2007, we had no unrecognized tax benefit, which would affect the effective tax rate if recognized. There has been no significant change in the unrecognized tax benefit during the year ended January 31, 2016.

  We classify interest and penalties arising from the underpayment of income taxes in the statement of income under general and administrative expenses. As of January 31, 2016, we had no accrued interest or penalties related to uncertain tax positions. The tax years 2015, 2014 and 2013 federal return remains open to examination.

  Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

  The provision (benefit) for income taxes for the years ended January 31, 2016 and 2015 consists of the following:

	2016	2015
FEDERAL:
Current	$-	$-

Deferred	-	-
STATE:
Current	-	-

Deferred	-	-

	$-	$-

  Net deferred tax assets consist of the following components as of January 31, 2016 and 2015:

	2016	2015

Deferred tax assets:
Operating Loss	$1,017,615	$1,005,134

Deferred tax liabilities:	-	-

Valuation allowance	(1,017,615)	(1,005,134)

Net deferred tax asset	$-	$-

  The income tax provision differs from the amount of income tax determined by applying the U.S. federal and state income tax rate of 34% to pretax income from continuing operations for the years ended January 31, 2016 and 2015.

  The Company has unused net operating loss carryforwards for income tax purposes totaling approximately $2,992,985 and $2,956,277 at January 31, 2016 and 2015, respectively, expiring through the year 2035 subject to the Internal Revenue Code Section 382, which places a limitation on the amount of taxable income that can be offset by net operating losses after a change in ownership. In accordance with certain provisions of the Tax Reform Act of 1986 a change in ownership of greater than fifty (50%) percent of a corporation within a three (3) year period will place an annual limitation on the corporation’s ability to utilize its existing tax benefit carryforwards. Such a change in ownership may have occurred in connection with the private placement of securities. Additionally, the Company’s utilization of its tax benefit carryforwards may be restricted in the event of possible future changes in the ownership of the Company from the exercise of options or other future issuances of common stock.

  F8

  GOLD ENTERTAINMENT GROUP, INC.
  NOTES TO FINANCIAL STATEMENTS
  JANUARY 31, 2016 AND 2015

  NOTE 8 – COMMITMENTS AND CONTINGENCIES

  Legal Matters

  From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business. As of January 31, 2016, there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of our operations.

  There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

  NOTE 9 – PREFERRED STOCK

  Preferred Stock

  The Company is authorized to issue 50,000,000 shares of preferred stock as described below:

  Series A Preferred Stock:

  Total Series Authorized 25,000,000; No Par Value; Voting as per common stock;

  Conversion Ratio: 5,000 shares of common for every preferred share.

  NOTE 10 - GAIN ON EXTINGUISHMENT OF DEBT

  During the Company's fiscal year ending January 31, 2016, a certain payable due to the transfer agent totaling $10,119 (a non-related party) was settled for $4,000 resulting in a gain on extinguishment of debt, which was recorded as other income.s fiscal year ending January 31, 2016, a certain payable due to the transfer agent totaling $10,119 (a non-related party) was settled for $4,000 resulting in a gain on extinguishment of debt, which was recorded as other income.

  NOTE 11 - SUBSEQUENT EVENTS

  In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through September 19, 2016, the date the financial statements were issued. No subsequent events had occurred as of September 19, 2016.

  F9

GOLD ENTERTAINMENT GROUP, INC.
BALANCE SHEETS - UNAUDITED

	October 31, 2016	January 31, 2016
ASSETS
CURRENT ASSETS:
Cash	$514	$3,102
Prepaid expense	-	400

Total Current Assets	514	3,502

TOTAL ASSETS	$514	$3,502

LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$100	$-
Accounts payable and accrued expenses-Related parties	$103,445	$87,343
Stock subscription payable	$18,600	$18,600
Convertible note payable	-	-

Total Current Liabilities	122,145	105,943

TOTAL LIABILITIES	122,145	105,943

STOCKHOLDERS' DEFICIT:
Preferred Stock, no par value; 50,000,000,000 shares authorized; SERIES A Convertible Preferred Stock 25,000,000 shares authorized;
1,000,000 SERIES A preferred shares issued and outstanding at January 31, 2016 and 2015	-	-
Common stock, $.0001 par value; 25,000,000,000 common shares authorized and ;
8,981,501,513 shares issued and outstanding at;
January 31, 2016 and January 31, 2015, respectively.	898,150	898,150
Additional paid-in capital	1,992,394	1,992,394
Retained (deficit)	(3,012,175)	(2,992,985)

Total Stockholders' Deficit	(121,631)	(102,441)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$514	$3,502

  See accompanying notes to financial statements.
  F10

GOLD ENTERTAINMENT GROUP, INC.
STATEMENTS OF OPERATIONS - UNAUDITED

	Nine Months Ended	October 31,	Three Months Ended		October 31,
	2016	2015	2016		2015

Revenues:
	$-	$-	$-		$-

EXPENSES:
General and administrative expenses	19,190	19,903	6,401		6,741
TOTAL OPERATING EXPENSES	19,190	19,903	6,401		6,741

LOSS FROM OPERATIONS	(19,190)	(19,903)	(6,401)		(6,741)

OTHER INCOME (EXPENSE)
Gain on extinguishment of debt	-	6,119	-		6,119
Interest expense	-	(11,142)		-		(4,447)

Total Other Income (expense)	-	(5,023)		-		1,672

NET INCOME (LOSS)	(19,190)	(24,926)		(6,401)		(5,069)

LOSS PER SHARE-BASIC	$(0.00)	$(0.00)		$(0.00)		$(0.00)
LOSS PER SHARE-DILUTED	$(0.00)	$(0.00)		$(0.00)		$(0.00)

WEIGHTED AVERAGE SHARES OUTSTANDING
BASIC	$8,981,501,513	$8,981,501,513		$8,981,501,513		$8,981,501,513
DILUTED	$8,981,501,513	$8,981,501,513		$8,981,501,513		$8,981,501,513

  See accompanying notes to financial statements.

  F11

  GOLD ENTERTAINMENT GROUP, INC.

  STATEMENTS OF STOCKHOLDERS' DEFICIT - UNAUDITED

  For the Nine Months Ended October 31, 2016

	PREFERRED	STOCK	COMMON	STOCK	ADDITIONAL	Accumulated
	SHARES	No Par Value	SHARES	Par Value	PAID IN CAPITAL	(Deficit)	TOTAL
Balance, February 1, 2016	1,000,000	$-	8,981,501,513	$898,150	$1,992,394	$(2,992,985)	$(102,441)

Net (loss) for the nine months ended October 31, 2016	-	$-	-	$-	$-	$(19,190)	$(19,190)

Balance, October 31, 2016	1,000,000	-	8,981,501,513	$898,150	$1,992,394	$(3,012,175)	$(121,631)

  See accompanying notes to financial statements.

  F12

GOLD ENTERTAINMENT GROUP, INC.
STATEMENTS OF CASH FLOWS
Years Ended January 31, 2016 and 2015

	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (loss)	$(36,708)	$(39,335)
Adjustments to reconcile net income/(loss) to net cash used in operating activities:
Gain on extinguishment of debt	(6,119)	-
Extinguishment of debt charged to paid-in capital	109,659	-
Changes in assets and liabilities:
Increase in prepaid expenses	(400)	-
Increase in accounts payable and accrued expenses	(82,343)	15,335
Increase in accounts payable and accrued expenses-Related Parties	24,313	24,000
Increase in stock subscription payable	18,600	-
Net cash used in operating activities	8,402	-

CASH FLOWS FROM INVESTING ACTIVITIES	-	-	-

NET CASH USED IN INVESTING ACTIVITIES	-	-	-

CASH FLOWS FROM FINANCING ACTIVITIES:
(Decrease) in notes payable	(5,300)	-
NET CASH (USED) FOR FINANCING ACTIVITIES	(5,300)	-

Net increase in cash	3,102

CASH AT BEGINNING PERIOD	-	-

CASH AT END OF PERIOD	$3,102	$-

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for income taxes	$-	$-

Cash paid for interest	$-	$-

NON-CASH TRANSACTION:
Settlement of note payable and related accrued interest	$129,640	$-

Settlement of accounts payable	$6,119	$-

  See accompanying notes to financial statements.

  F13

  GOLD ENTERTAINMENT GROUP, INC.
  NOTES TO FINANCIAL STATEMENTS
  October 31, 2016 and January 31, 2016

  NOTE 1 – NATURE OF ORGANIZATION AND BASIS OF PRESENTATION

  Nature of Organization

  Gold Entertainment Group, Inc. (the “Company”) was originally incorporated in the State of Nevada on February 3, 1999 under the name Advanced Medical Technologies, Inc. The Company was organized formerly for the purpose of establishing a multimedia internet-based communication network between the healthcare industry manufacturers and the key base managers in the medical field to advertise and promote the manufacturers products. As a result of the abandonment of its patent rights and termination of its previous consulting agreements, as of March 26, 2002, the Company decided not to pursue its previous business plan involving multimedia internet bases. On March 26, 2002, pursuant to the "Stock Exchange and Merger Agreement", the Company consummated a "reverse acquisition" and changed its name to Gold Entertainment Group, Inc. On August 28, 2007, the Company filed a certificate of domestication with the State of Florida whereby the Company became a Florida corporation. Simultaneously, the Company’s capital structure was increased to 25,000,000,000 common shares having a par value of $0.0001 per share and 50,000,000 preferred shares having no par value per share.

  On October 11, 2005, the Company filed with the State of Florida Articles of Incorporation for Quality of Life Marketing, Inc., which became a wholly-owned subsidiary of the Company. This subsidiary became inactive and, therefore, the Company elected not to incur the costs of maintaining this entity. As a result, on September 25, 2009, this subsidiary was dissolved by the State of Florida.
  In 2007, the Company attempted to reposition itself in the music entertainment market, specifically showcasing emerging talent. Also in 2007, the Company formed, with two other entities, World Riddim International Music, LLC in which the Company held a one-third interest. As the other two entities failed to perform as agreed, the LLC was dissolved on September 26, 2008.

  The Company’s current business plan is primarily to serve as a vehicle for the acquisition of or merger or consolidation with another company (a “target business”). The Company intends to use its capital stock, debt, or a combination of these to effect a business combination with a target business which management believes has significant growth potential.

  Basis of Presentation

  The financial statements included herein have been prepared by the Company. In the opinion of the Company’s management, all adjustments (consisting of normal recurring adjustments and reclassifications and non-recurring adjustments) necessary to present fairly our results of operations and cash flows for the nine months ended October 31, 2016 and 2015 and our financial position as of October 31, 2016 and January 31, 2016 have been made.

  NOTE 2 - GOING CONCERN

  Gold’s financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Gold has incurred net losses through October 31, 2016 in the amount of $3,012,175 This factor raises doubt as to Gold’s ability to obtain debt and/or equity financing and achieve profitable operations

  Gold’s management intends to raise additional operating funds through equity and/or debt offerings. However, there can be no assurance management will be successful in its endeavors. Ultimately, Gold will need to achieve profitable operations in order to continue as a going concern.

  There are no assurances that Gold will be able to either (1) achieve a level of revenues adequate to generate sufficient cash flow from operations; or (2) obtain additional financing through either private placement, public offerings and/or bank financing necessary to support Gold’s working capital requirements. To the extent that funds generated from operations and any private placements, public offerings and/or bank financing are insufficient, Gold will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to the Company. If adequate working capital is not available, Gold may be required to curtail its operations.

  NOTE 3 - SIGNIFICANT ACCOUNTING POLICIES

  Use of Estimates

  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent liabilities and assets at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. Significant estimates include the valuation of stock-based compensation, the valuation of discount on debt, the valuation of derivative instruments, the valuation of debt guarantees, and the valuation allowance on deferred tax assets.

  Concentration of Risk

  Gold places its cash and temporary cash investments with established financial institutions. Management feels this risk is mitigated due to the longstanding reputation of these banks.

  In the normal course of business, the Company extends unsecured credit to the majority of its customers. Management periodically reviews its outstanding accounts receivable and establishes an allowance for doubtful accounts based on historical collection trends and other criteria.

  Cash and Cash Equivalents

  The Company considers all short-term highly liquid investments with an original maturity at the date of purchase of three months or less to be cash equivalents. There were no cash equivalents at October 31, 2016 and January 31, 2016, respectively.

  F14

  Fair Value of Financial Instruments

  The fair value of the Company’s debt as of October 31, 2016 and January 31, 2016, approximated fair value at those times.

  Fair value of financial instruments: The carrying amounts of financial instruments, including cash and cash equivalents, short-term investments, accounts payable, accrued expenses and notes payables approximated fair value as of October 31, 2016 and January 31, 2016 because of the relative short term nature of these instruments. At October 31, 2016 and January 31, 2016, the fair value of the Company’s debt approximates carrying value.

  Income taxes

  The Company accounts for income taxes under an asset and liability approach. This process involves calculating the temporary and permanent differences between the carrying amounts of the assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The temporary differences result in deferred tax assets and liabilities, which would be recorded on the Company’s balance sheets in accordance with ASC 740, which established financial accounting and reporting standards for the effect of income taxes. The Company must assess the likelihood that its deferred tax assets will be recovered from future taxable income and, to the extent the Company believes that recovery is not likely, the Company must establish a valuation allowance. Changes in the Company’s valuation allowance in a period are recorded through the income tax provision on the statements of operations.

  On January 1, 2007, the Company adopted ASC 740-10 (formerly known as FIN No. 48, Accounting for Uncertainty in Income Taxes). ASC 740-10 clarifies the accounting for uncertainty in income taxes recognized in an entity’s financial statements and prescribes a recognition threshold and measurement attributes for financial statement disclosure of tax positions taken or expected to be taken on a tax return. Under ASC 740-10, the impact of an uncertain income tax position on the income tax return must be recognized at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant taxing authority. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained. Additionally, ASC 740-10 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. As a result of the implementation of ASC 740-10, the Company recognized no material adjustment in the liability for unrecognized income tax benefits.

  Basic and Diluted Net Loss Per Common Share

  Basic net loss per share is computed by dividing the net loss by the weighted average number of common shares outstanding during the period. Diluted net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding for the period and, if dilutive, potential common shares outstanding during the period. Potentially dilutive securities consist of the incremental common shares issuable upon exercise of stock options (using the treasury stock method) and convertible debt instruments. Potentially dilutive securities are excluded from the computation if their effect is anti-dilutive. Accordingly, potentially dilutive securities for all periods presented have not been included in the calculation of diluted net loss per common share as such effect would have been anti-dilutive. As a result, the basic and diluted per share amounts for all periods presented are identical.

  Convertible debt of $50,000 (convertible into 200,000,000 common shares) was outstanding during the period ended October 31, 2015, but was not included in the computation of diluted net loss per share in the prior year end because the effect would have been anti-dilutive.

  Concentrations of Credit Risk

  Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash. The Company has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in bank accounts.

  Recently Issued Accounting Standards

  From time to time, new accounting pronouncements are issued by FASB that are adopted by the Company as of the specified effective date. If not discussed, management believes that the impact of recently issued standards, which are not yet effective, will not have a material impact on the Company's financial statements upon adoption. No new pronouncements that would affect these financial statements had been issued during or subsequent to these financial statements

  NOTE 4 – RELATED PARTY TRANSACTIONS

  Due (To) Related Party

  From time to time during the nine months ended October 31, 2016 and the year ended January 31, 2016, advances were made to and from the Company’s current President (also a significant stockholder) and an entity owned 100% by this individual (collectively, the "related party") and another shareholder of the Company. These advances are short-term in nature, non-interest bearing and are the primary source of funding for the Company. For the nine months ended October 31, 2016 and the year ended January 31, 2016, the activity with the related parties consisted of the following:

	Nine Months Ended October 31, 2016	Year Ended January 31, 2016
Balance due from (to) related party - Beginning	$87,343	$63,030
Accrued consulting fees	18,000	24,000
Repayments made to related party	(25,898)	-
Proceeds received from related party	24,000	313
Balance due from (to) related party - Ending	$103,445	$87,343
  F15

  NOTE 5 - CONVERTIBLE NOTE PAYABLE AND PROMISSORY NOTE GUARANTEE LIABILITY

  Convertible Note Payable

  At January 31, 2007, the Company was indebted to an individual (the "consultant"), pursuant to both a patent license agreement and a consulting agreement, in the amount of $222,000 bearing interest at 12% per annum. On March 1, 2007, the Company entered into a Note Purchase Agreement, whereby the Company consented to the sale of this $222,000 debt to a third party (the "investor"). In connection with the Note Purchase Agreement, on March 1, 2007, the Company modified the debt whereby the debt became a convertible note (the "Note") in the amount of $222,000. The Note accrued interest during the first two years and at the beginning of year three, on March 1, 2009, the Note was supposed to begin being amortized with monthly payments of principal and interest required in order to repay the loan in full by February 28, 2011. As of March 1, 2009, the Company became delinquent with regards to the amortizing provision of the Note. On November 24, 2009, the Company and the investor entered into an addendum to the Note whereby the amortizing requirement of the Note was removed effective March 1, 2009, thereby curing the default. The noteholder is entitled, at his option, at any time and in whole or in part, to convert the outstanding principal amount of the Note, or any portion of the principal amount thereof, and any accrued interest, into common shares of the Company. Any amounts the noteholder elects to convert will be converted into common shares at a conversion price which is the higher of (i) $0.00005 per share or (ii) fifty percent (50%) of the five (5) day average closing bid price immediately prior to the delivery of a notice of conversion to the Company. The embedded conversion option did not qualify for derivative treatment and there was no beneficial conversion feature value as the minimum conversion rate of $0.00005 exceeded the fair value of the Company’s common stock on the note date. As of January 31, 2015 and January 31, 2014, the remaining principal balance of the convertible note payable was $50,000. During the years ended January 31, 2016 and interest expense of $8,974 and $10,532, respectively, was recognized. In early October 2015, the debt and the related accrued interest were settled for a cash payment in the amount of $5,300. The balance of the accrued interest in the amount of $84,940 and the balance of $44,700 were treated as additional paid-in capital as part of the debt extinguishment because the note was due to a shareholder.

  NOTE 6 - STOCKHOLDERS DEFICIENCY

  Par Value

  On August 27, 2007, the Company changed the par value of its common stock to $0.0001 per share. All share information has been retroactively restated accordingly.

  Contributed Capital

  During the year ended January 31, 2016, a note payable and accrued interest in the amount of $134,940 was extinguished for $5,300. Therefore, the difference of $129,640 was treated as paid-in capital because the note was due to a shareholder.

  NOTE 7 – Income Taxes

  Effective January 1, 2007, we adopted the provisions of ASC 740-10 (formerly known as FIN No. 48, Accounting for Uncertainty in Income Taxes). ASC 740-10 clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements. ASC 740-10 requires a company to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position. If the more-likely-than-not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements. The application of income tax law is inherently complex. Laws and regulation in this area are voluminous and are often ambiguous. As such, we are required to make many subjective assumptions and judgments regarding the income tax exposures. Interpretations and guidance surrounding income tax laws and regulations change over time. As such, changes in the subjective assumptions and judgments can materially affect amounts recognized in the balance sheets and statements of income.

  At the adoption date of January 1, 2007, we had no unrecognized tax benefit, which would affect the effective tax rate if recognized. There has been no significant change in the unrecognized tax benefit during the nine months ended October 31, 2016.

  We classify interest and penalties arising from the underpayment of income taxes in the statement of income under general and administrative expenses. As of October 31, 2016, we had no accrued interest or penalties related to uncertain tax positions. The tax years 2015, 2014 and 2013 federal return remains open to examination.

  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

  The provision (benefit) for income taxes for the nine months ended October 31, 2016 and the year ended January 31, 2016 consists of the following:

	2016	2015
FEDERAL:
Current	$-	$-

Deferred	-	-
STATE:
Current	-	-

Deferred	-	-

	$-	$-

  Net deferred tax assets consist of the following components as of October 31, 2016 and January 31, 2016:

	2016	2015

Deferred tax assets:
Operating Loss	$1,024,140	$1,017,615

Deferred tax liabilities:	-	-

Valuation allowance	(1,024,140)	(1,017,615)

Net deferred tax asset	$-	$-

  The income tax provision differs from the amount of income tax determined by applying the U.S. federal and state income tax rate of 34% to pretax income from continuing operations for the nine months ended October 31, 2016 and the year ended January 31, 2016.

  The Company has unused net operating loss carryforwards for income tax purposes totaling approximately $3,012,175 and $2,992,985 at October 31, 2016 and January 31, 2016, respectively, expiring through the year 2035 subject to the Internal Revenue Code Section 382, which places a limitation on the amount of taxable income that can be offset by net operating losses after a change in ownership. In accordance with certain provisions of the Tax Reform Act of 1986 a change in ownership of greater than fifty (50%) percent of a corporation within a three (3) year period will place an annual limitation on the corporation’s ability to utilize its existing tax benefit carryforwards. Such a change in ownership may have occurred in connection with the private placement of securities. Additionally, the Company’s utilization of its tax benefit carryforwards may be restricted in the event of possible future changes in the ownership of the Company from the exercise of options or other future issuances of common stock.

  NOTE 8 – COMMITMENTS AND CONTINGENCIES

  Legal Matters

  From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business. As of October 31, 2016, there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of our operations.

  There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

  NOTE 9 – PREFERRED STOCK

  Preferred Stock

  The Company is authorized to issue 50,000,000 shares of preferred stock as described below:

  Series A Preferred Stock:

  Total Series Authorized 25,000,000; No Par Value; Voting as per common stock;

  Conversion Ratio: 5,000 shares of common for every preferred share.

  NOTE 10 - GAIN ON EXTINGUISHMENT OF DEBT

  During the Company's fiscal year ending January 31, 2016, a certain payable due to the transfer agent totaling $10,119 (a non-related party) was settled for $4,000 resulting in a gain on extinguishment of debt, which was recorded as other income.s fiscal year ending January 31, 2016, a certain payable due to the transfer agent totaling $10,119 (a non-related party) was settled for $4,000 resulting in a gain on extinguishment of debt, which was recorded as other income.

  NOTE 11 - SUBSEQUENT EVENTS

  In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through November 8, 2016, the date the financial statements were issued. No subsequent events had occurred as of November 8, 2016.

  F16